Exhibit 11.1

COMPUTATION OF NET (LOSS) INCOME PER SHARE
(amounts in thousands, except per share data)

                                                                Six months ended June 30,      Three months ended June 30,
                                                                   1996           1995            1996            1995

(Loss) income before extraordinary item                          ($16,744)      ($29,922)        $17,860       ($29,294)
Extraordinary item                                                  1,013                          1,013
                                                                ---------      ---------       ---------      ---------

     Net (loss) income                                           ($17,757)      ($29,922)        $16,847       ($29,294)
                                                                =========      =========       =========      =========

NO DILUTION
     Weighted average number of common shares
       outstanding during the period                              237,624        239,541         235,827        239,674
                                                                =========      =========       =========      =========

     (Loss) income before extraordinary item per share              ($.07)         ($.12)           $.07          ($.12)
     Extraordinary item per share
                                                                ---------      ---------       ---------      ---------

     Net (loss) income per share                                    ($.07)         ($.12)           $.07          ($.12)
                                                                =========      =========       =========      =========

PRIMARY
     Weighted average number of common shares
       outstanding during the period                              237,624        239,541         235,827        239,674
                                                                ---------      ---------       ---------      ---------
     Common share equivalents
         Stock options (b)                                             (a)            (a)          5,150             (a)
         Put options                                                   (a)            (a)             (a)            (a)
                                                                ---------      ---------       ---------      ---------

     Weighted average number of common shares
       and common share equivalents outstanding
       during the period                                          237,624        239,541         240,977        239,674
                                                                =========      =========       =========      =========

     (Loss) income before extraordinary item per share              ($.07)         ($.12)           $.07          ($.12)
     Extraordinary item per share
                                                                ---------      ---------       ---------      ---------

     Net (loss) income per share                                    ($.07)         ($.12)           $.07          ($.12)
                                                                =========      =========       =========      =========

FULLY DILUTED
     Weighted average number of common shares
       outstanding during the period                              237,624        239,541         235,827        239,674
                                                                ---------      ---------       ---------      ---------

     Common share equivalents
         Stock options (b)                                             (a)            (a)          5,454             (a)
         Put options                                                   (a)            (a)             (a)            (a)
         Convertible debentures                                        (a)            (a)             (a)            (a)
                                                                ---------      ---------       ---------      ---------

     Weighted average number of common shares
       and common share equivalents outstanding
       during the period                                          237,624        239,541         241,281        239,674
                                                                =========      =========       =========      =========

     (Loss) income before extraordinary item per share              ($.07)         ($.12)           $.07          ($.12)
     Extraordinary item per share
                                                                ---------      ---------       ---------      ---------

     Net (loss) income per share                                    ($.07)         ($.12)           $.07          ($.12)
                                                                =========      =========       =========      =========

- ---------------
(a)  Not applicable, as inclusion would be antidilutive.
(b)  Computed using the treasury stock method, where applicable.